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                                                                  EXHIBIT (a)(1)

                              HEWITT SERIES TRUST

                          Certificate of Designation

     The undersigned constituting a all of the trustees (the "Trustees") of Hewitt Series Trust, organized under the laws of Delaware as a business trust (the "Trust"), hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6 of Article III and Section 2 of Article VIII of the Declaration of Trust, dated July 6, 1998 (the "Declaration of Trust") have executed this instrument for the purpose of: (i) changing the name of Hewitt Money Market Fund, a series of the Trust, to Hewitt Institutional Money Market Fund; (ii) establishing a new series of shares of the Trust and specifying the rights and privileges of such series; and (iii) terminating the Administrative Share class of the Trust:

     1. The name of the sole existing series of the Trust, Hewitt Money Market Fund, is hereby changed to "Hewitt Institutional Money Market Fund" (the "Institutional Money Market Fund"), effective upon the commencement of operations of the new series of the Trust hereinafter established by this Certificate of Designation.

     2. There is hereby established and designated, effective as of the date hereof, a new series (the "New Series") of shares of the Trust, which series shall be known as "Hewitt Money Market Fund".

     3. Beneficial interest in the New Series hereby established shall be divided into shares having a par value of $0.001 per share ("Shares"), of which an unlimited number may be issued.

     4. Shares of the New Series hereby established shall have the rights and preferences provided in Article III, Section 6 of the Declaration of Trust and elsewhere in the Declaration of Trust, except as otherwise set forth in this Certificate of Designation.

     5. Shares of the New Series created hereunder shall have voting rights as provided by the Declaration of Trust.

     6. The class of shares of the existing series of the trust known as the Administrative Share class is hereby terminated, effective upon the commencement of operations of the New Series.

     7. This Certificate of Designation may be executed in counterparts, each of which shall, for all purposes, constitute an original, and all of which when taken together, shall constitute but one and the same instrument.
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     IN WITNESS WHEREOF, each of the undersigned Trustees of the Trust have set their hands as of the 23/rd/ day of August, 2000.

                                     __________________________
                                          E. Scott Peterson

                                     __________________________
                                          Donald S. Hunt

                                     __________________________
                                          John D. Oliverio

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